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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR
15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2002

POLYMER GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14330	57-1003983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4838 Jenkins Avenue	29405
North Charleston, SC	(Zip Code)

Registrant's telephone number, including area code: (843) 566-7293

Item 9 Regulation FD Disclosure.

        On May 11, 2002, Polymer Group, Inc. (the "Company") and its domestic subsidiaries filed voluntary petitions for a "pre-negotiated" reorganization under Chapter 11 of the U.S. Bankruptcy Code. As part of the process for having the Company's Plan of Reorganization confirmed by the U.S. Bankruptcy Court in Columbia, South Carolina (the "Court"), the Company has filed a Disclosure Statement with the Court. The Company also filed certain projected financial information with the Court on August 1, 2002. A copy of such projected financial information is attached hereto as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLYMER GROUP, INC.
Dated: August 1, 2002	By:	/s/ JAMES G. BOYD James G. Boyd Executive Vice President, Treasurer, Chief Financial Officer, and Director (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Certain projected financial information filed with the U.S. Bankruptcy Court in Columbia, South Carolina.

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  Item 9 Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX